SUBSTITUTION UNDER POWERS OF ATTORNEY

      The undersigned hereby constitutes and appoints Michael Deal as the undersigned's true and lawful substitute under all Powers of Attorney currently in force and effect which have been granted to the undersigned by any officer and/or director of Amazon.com, Inc. (each, a "Power of Attorney") with respect to the execution of any and all Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the performance of any and all acts that may be necessary or desirable to complete and execute any such Forms 3, 4 and 5 and to file the same with the United States Securities and Exchange Commission and any stock exchange or similar authority

      This substitution shall remain in full force and effect with respect to any Power of Attorney until the termination or revocation of such Power of Attorney, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing substitute.

      IN WITNESS WHEREOF, the undersigned has caused this document to be executed as of this 9 day of February, 2012.

________/s/L. Michelle Wilson_________

L. MICHELLE WILSON